Exhibit 99.1

Hennessy Capital Acquisition Corp. II and Daseke, Inc. Announce Merger Agreement

Privately Held Daseke to Become Nasdaq Listed; Managed by Daseke’s Current Leadership Team

Conference Call Scheduled for December 23 at 7:30 a.m. Central Time

HOUSTON AND ADDISON, TEXAS – December 22, 2016 - Hennessy Capital Acquisition Corp. II (NASDAQ: HCAC, HCACU, HCACW) (“HCAC”) and Daseke, Inc. (“Daseke”) today announced they have entered into a definitive merger agreement. This proposed transaction will allow Daseke to become a Nasdaq-listed public company.

Daseke is a leading consolidator of the open deck freight market in North America. Since being founded in 2009, Daseke has grown revenue both organically and through mergers from $30 million to $679 million in 2015, representing a compound annual growth rate of 68%. Daseke’s family of companies has become what it believes to be the largest owner of open deck equipment and the second largest open deck transportation and logistics solutions company in North America. Being a public company will allow Daseke to 1) add more outstanding companies to the Daseke family, building what it believes to be the premier open-deck trucking company in North America, 2) provide stock ownership plans for all employees and 3) support organic growth and to ensure one of the most modern, efficient and safest fleets in the industry.

“HCAC is extremely pleased to partner with Daseke’s management team to oversee the continued growth of the company through access to the capital markets,” said Daniel J. Hennessy, Chairman and CEO of HCAC. “Daseke is an ideal target for our investment vehicle, which is focused exclusively on best-in-class, industrial growth companies.  We believe our business combination with the Daseke Team of Teams will benefit all shareholders and enable the company to accelerate its consolidation of the open deck freight sector.”

Daseke will continue to be led by current Chairman, President and CEO Don Daseke, who stated, “We are excited to have HCAC join our Daseke family as we become a Nasdaq-listed public company. HCAC shares our philosophy of investing in people. We believe this formidable combination will enable us to continue to add more outstanding open deck companies to the Daseke family. We are the largest owner and operator focused on this very fragmented, $133 billion a year, open deck transportation market, of which we believe we have less than 1% of the market share. We believe Daseke has the most experienced management team in the open deck and specialized transportation industry, and we are excited for what we see as an amazing opportunity to continue our growth through working daily to achieve operational excellence and by adding quality carriers to our family.”

Hennessy Capital II and Daseke Announce Merger Agreement

December 22, 2016

Transaction Details

HCAC will acquire all of the outstanding capital stock of Daseke in an all-stock merger transaction. The proposed transaction will introduce Daseke as a publicly traded company, with an anticipated initial enterprise value of approximately $702 million. In connection with the merger, HCAC will change its name to Daseke, Inc. and apply to continue to list its common stock and warrants on the NASDAQ Capital Market under the ticker symbols “DSKE” and “DSKEW,” respectively.

Under the terms of the merger agreement, the aggregate consideration payable upon closing will be $626 million, consisting entirely of newly issued shares of HCAC common stock at a value of $10.00 per share, subject to certain adjustments for Daseke’s cash, indebtedness, unpaid income taxes and unpaid transaction expenses and the repurchase of shares held by certain existing Daseke stockholders. The merger agreement also contains an earn-out provision through which HCAC may issue up to 15 million additional shares of HCAC common stock to existing Daseke stockholders for the achievement of specified Adjusted EBITDA targets and share price thresholds for the fiscal years ending December 31, 2017, 2018 and 2019.

HCAC has secured all the required financing to complete the proposed transaction and related refinancing, including fully committed debt and equity financings as follows:

•	$350.0 million in new term loan credit facilities committed by Credit Suisse and UBS Investment Bank;
•	$70.0 million in new asset-based revolving (ABL) credit facility committed by PNC Bank, National Association;
•	$65.0 million of HCAC convertible preferred stock committed to be sold in a private placement with certain investors; and
•	$35.0 million of HCAC common stock backstop commitments from certain investors to purchase (to the extent requested by HCAC) up to $35.0 million of shares of HCAC common stock, through open market or privately negotiated transactions, in order to backstop potential redemptions by HCAC’s public stockholders.

Additional information about the proposed transaction and related financing transactions will be described in HCAC’s preliminary proxy statement relating to the merger, which HCAC will file with the U.S. Securities and Exchange Commission (the “SEC”).

Upon completion of the proposed transaction, HCAC Chairman and CEO Daniel J. Hennessy and President, COO and director Kevin Charlton will join the Daseke board of directors, which will consist of seven members, including Daseke Chairman and CEO Don Daseke and Executive Vice President and CFO Scott Wheeler, as well as three additional independent directors who serve on the Daseke board.

The proposed transaction is subject to customary closing conditions, including regulatory and stockholder approvals and the receipt of proceeds from the proposed debt and equity financing activities, and is expected to close promptly following HCAC’s special meeting of stockholders to approve the proposed transaction. Upon consummation of the proposed transaction, it is anticipated that Daseke management will own approximately 50% of the combined company common stock (assuming redemptions of approximately 67%). The parties expect the merger will be completed in the first quarter of 2017.

HCAC was advised on the transaction by Stifel, UBS Investment Bank, Cantor Fitzgerald & Co., BMO Capital Markets and XMS Capital Partners, LLC, with Sidley Austin LLP and Ellenoff Grossman & Schole LLP as legal counsel.  Daseke was advised by Cowen and Company with Vinson & Elkins LLP as legal counsel.

The description of the proposed transaction is only a summary and is qualified in its entirety by reference to the merger agreement, a copy of which will be filed by HCAC with the SEC as an exhibit to a Current Report on Form 8-K.

Hennessy Capital II and Daseke Announce Merger Agreement

December 22, 2016

Conference Call

Tomorrow, December 23, 2016 at 7:30 a.m. Central time, the management of HCAC and Daseke will host an investor conference call to discuss the proposed transaction. Interested investors may participate in the call by dialing (844) 358-9181 and refer to audience passcode 44991725. In addition, a webcast of the conference call can be accessed through the company’s website, www.hennessycapllc.com. There will not be a question-and-answer session on this call.

A telephonic replay of the conference call will be available through February 28, 2017 at 9:00 a.m. Eastern Time. To access the replay, please dial (855) 859-2056 and reference audience passcode 44991725. Interested parties may also access the archived webcast of the conference call through the company’s website approximately two hours after the end of the call.

About Hennessy Capital Acquisition Corp. II

Hennessy Capital Acquisition Corp. II is a blank check company founded by Daniel J. Hennessy for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.  The company's acquisition and value creation strategy is to identify, acquire and, after its initial business combination, build an industrial manufacturing, distribution or services business. The HCAC management team brought Blue Bird Corporation (Nasdaq: BLBD) public in 2015.

Additional Information About The Transaction And Where To Find It

The proposed transaction will be submitted to stockholders of HCAC for their consideration. HCAC intends to file with the SEC preliminary and definitive proxy statements in connection with the proposed transaction and other matters and will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the proposed transaction. HCAC’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with HCAC’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed transaction, because these documents will contain important information about HCAC, Daseke and the proposed transaction. Stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC by HCAC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Nicholas A. Petruska, Executive Vice President, Chief Financial Officer and Secretary, 700 Louisiana Street, Suite 900, Houston, Texas, 77002, or by telephone at (713) 300-8242.

Participants in the Solicitation

HCAC and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from HCAC’s stockholders in respect of the proposed transaction. Information regarding HCAC’s directors and executive officers is available under the heading “Directors, Executive Officers and Corporate Governance” in HCAC’s definitive proxy statement for its 2016 annual meeting of stockholders dated November 22, 2016 filed by HCAC with the SEC on November 22, 2016. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the proxy statement related to the proposed transaction when it becomes available, and which can be obtained free of charge from the sources indicated above.

Hennessy Capital II and Daseke Announce Merger Agreement

December 22, 2016

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements with respect to the benefits of the proposed transaction, the future financial performance of HCAC following the proposed transaction, changes in the market for Daseke’s services, and expansion plans and opportunities, including future acquisition or additional business combinations are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing HCAC’s views as of any subsequent date, and HCAC does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between Daseke and HCAC; (2) the outcome of any legal proceedings that may be instituted against Daseke or HCAC following announcement of the proposed transaction and related transactions; (3) the inability to complete the transactions contemplated by the merger agreement between HCAC and Daseke due to the failure to obtain approval of the stockholders of HCAC, consummate the anticipated debt financing or satisfy other conditions to the closing of the proposed transaction; (4) the ability to obtain or maintain the listing of HCAC’s common stock on the Nasdaq Capital Market following the proposed transaction; (5) the risk that the proposed transaction disrupts the parties’ current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably; (7) costs related to the proposed transaction; (8) changes in applicable laws or regulations; (9) the possibility that Daseke or HCAC may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in the proxy statement to be filed by HCAC in connection with the proposed transaction, including those under “Risk Factors” therein, and other factors identified in HCAC’s prior and future filings with the SEC, available at www.sec.gov.

No Offer or Solicitation

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No portion of HCAC’s or Daseke’s websites is incorporated by reference into or otherwise deemed to be a part of this news release.

Contact:

Geralyn DeBusk

Halliburton Investor Relations & Communications

972-458-8000

Daseke@HalliburtonIR.com